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                                                                     EXHIBIT 11

                               INSTRON CORPORATION

           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

Year Ended December 31                                  1995          1994        1993
- ------------------------------------------------        ----          ----        ----

Net Income                                          $4,995,000    $4,537,000   $2,485,000
                                                    ==========    ==========   ==========
Primary earnings per share:

Weighted average number of common shares
   outstanding                                       6,324,540     6,288,107    6,286,472
   Add:  Shares arising from the assumed
         exercise of stock options (as
         determined under the Treasury Stock
         Method)                                       107,342        51,440       58,959
                                                    ----------    ----------   ----------
Weighted average of common and equivalent
   shares outstanding                                6,431,882     6,339,547    6,345,431
                                                    ==========    ==========   ==========

Primary earnings per share                          $      .78    $      .72   $      .39
                                                    ==========    ==========   ==========

Fully diluted earnings per share (1):

Weighted average of common and equivalent
   shares outstanding (as determined for the
   Primary earnings per share calculation
   above)                                            6,431,882     6,339,547    6,345,431
   Add:  Additional shares arising from the
         assumed exercise of stock options (as
         determined under the Treasury Stock
         Method)                                        68,842        62,527        8,657
                                                    ----------    ----------   ----------

Weighted average of common and equivalent
   shares outstanding, as adjusted                   6,500,724     6,402,074    6,354,088
                                                    ==========    ==========   ==========
Fully diluted earnings per share                    $      .77    $      .71   $      .39
                                                    ==========    ==========   ==========

Note 1: This calculation is submitted in accordance with the Securities Act of 1933 Release No. 5,133, although not required by footnote 2 to paragraph 14 of APB Opinion No.15 because it results in dilution of less than 3%.

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